Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement 333-274541 on Form S-1 of our report dated February 27, 2024, relating to the financial statements of TKO Group Holdings, Inc. and subsidiaries, appearing in the Prospectus Supplement, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, NY

February 27, 2024